                                                                   EXHIBIT 10.57
                                                                   -------------

                                                                       EXHIBIT E


                PURCHASE AND DISTRIBUTION AGREEMENT NO._______

     This Agreement is made this ___ day of ________, 1996 between General Electric Company acting on behalf of its GE Medical Systems business including corporate affiliates worldwide ("Buyer") and Positron Corporation, a Texas corporation ("Seller").

     Whereas Seller has experience and expertise in manufacturing positron emission tomography ("PET") scanners and related cyclotron systems.

     Whereas Buyer wishes to have Seller use its expertise to manufacture such scanners and cyclotrons for Buyer in accordance with the following requirements of Buyer:

     .    Purchase Specifications #46-______, Revision ________, dated _______
           and attached to this Agreement as Attachment A.

     .    Supplier Quality Plan QCP ________, Revision ________, dated _______
           and attached to this Agreement as Attachment B.

     Now therefore Seller and Buyer agree as follows:

1. GENERAL

     (a)  Scope. This Agreement, including all attachments, states the terms on
          -----
which Seller will sell to Buyer, and Buyer will purchase from Seller, the PET scanners and related cyclotron systems which will be manufactured in strict compliance with Attachment A and B ("Products"). Also included are any applicable spare parts, service tools, manuals and software licenses, which, collectively with Products, are referred to below as "Items". This Agreement also includes provisions includes generally to "PET
Products," which term, as used in this Agreement, means:

               (i)  the products described in Attachment A.

               (ii) any other advanced medical imaging device dedicated to the use of coincidence detection of high energy radiation from positron emitters by a contiguous, 360 degree array of detectors; and

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                                                                       EXHIBIT E

               (iii) cyclotron systems dedicated to use with medical imaging devices.

PET Products do not include, among other items, imaging devices that may use other imaging technologies in whole or in part, such as devices that may use, or combine PET features with, any of the following: X-rays, magnetic resonance imaging, combine tomography, ultrasound or coincidence or other detection of high energy or radiation from positron emitters by one or more nuclear cameras, including single photon emission computed tomography (including high energy SPECT) and planar nuclear medicine (including whole body applications). PET Products also do not include cyclotron systems that may be used with devices other than medical imaging devices.

          (b)  EXCLUSIVITY. As long as Seller fulfills its obligations in all
               -----------
material respects under this Agreement and subjects to the expectations in paragraph (c) below, until the end of the initial term of this Agreement referred to in Section 2, Buyer will, and will cause all of its subsidiaries and affiliates (i.e., those controlled by GF. Medical Systems) to, procure exclusively from Seller the Products and those related parts that are identified on Attachment A as "Exclusive Parts."

          (a)  EXCLUSIVITY EXCEPTIONS. Paragraph (b) above will be suspended,
               ----------------------
however, with respect to any Product or Exclusive Part at any time when a determination is made that:

               (i) the features, functions, quality, and reliability of such Product or Exclusive Part, taken as a whole, are materially inferior to a competitive alternative (and if such circumstances continue for any Product or Exclusive Part for more than 12 months notice thereof from Buyer to Seller, Buyer may terminate its commitments under paragraph (b) with respect to such Product or Exclusive Part);

               (ii) the availability (including quantity and timeliness of delivery) of such Product or Exclusive Part from Seller is inadequate to meet the requirements set forth in the most recent forecast delivered at least ninety
(90) days prior to such determination by Buyer pursuant to Section 3(a), or Seller is unable to fulfill on schedule any purchase order accepted by Seller prior to such determination;

               (iii) such Exclusive Part is available more quickly from another source and speed is important to Buyer's customer; or

               (iv) doing so is necessary to comply with a written commitment of

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                                                                       EXHIBIT E


Buyer made in the ordinary course of business prior to the date of this Agreement.

In the event of such a suspension, Buyer may make alternative arrangements for the procurement of such Product or Exclusive Part for the briefest, commercially reasonable period, regardless of whether it extends past the time when the circumstances giving rise to the suspension cease to exist. If Buyer believes that circumstances described in this paragraph (c) exist, it may request an acknowledgement thereof from Seller. If Seller declines to acknowledge within 10 days or denies such circumstances exist, then Buyer may either make its own determination (by notice to Seller), which Seller may dispute pursuant to
Section 24, or refer the issue to a neutral person of suitable stature and business experience (the "Neutral") for a determination. The Neutral will be selected as promptly as possible, and in any event within 20 days form the date Seller receives notice from Buyer that it wishes to refer the issue to the Neutral by agreement of the parties or in the absence of agreement, by the Center for Public Resources, Inc. The parties will cooperate to instruct and enable the Neutral to make a determination within 10 days after selection. Either party may dispute the determination of the Neutral pursuant to Section 24, but if the Neutral determines that the circumstances described in this paragraph (c) exist, than Buyer shall be entitled to rely on such determination, and paragraph (b) will be suspended, until final resolution of such dispute pursuant to Section 24.

     (d)  PET Product Restriction. As long as Seller fulfills in all material
          -----------------------
respects its obligations under this Agreement, until the end of the initial term of this Agreement referred to in Section 2(a), Buyer will not, directly or indirectly through any subsidiary or affiliate controlled by it (i.e., controlled by GE Medical Systems), engage in the design, engineering or manufacture of PET Products, except during any period when paragraph (b) above is suspended with respect to Products and Buyer is unable to obtain PET Products form any other suitable source on commercially reasonable terms.

     (e)  Certain Entities. Nothing in this Agreement will restrict, or impose
          ----------------
on Buyer any obligations with respect to, procurement, sales or other activities
(i) relating to services of any kind or to products or parts other than PET Products and Exclusive Parts, (ii) conducted through any entity acquired after the date hereof if less than 15% of its revenues are derived from activities prohibited by paragraph (d) or (iii) conducted through joint ventures, licenses or other entities in which Buyer does not own a 100% equity interest; provided that on request from Seller, with respect to a joint venture or other entity owned more than 50% but less than 100% by Buyer. Buyer will use commercially reasonable efforts (without being required to incur any expense) to persuade any other owners thereof to agree that the entity will abide by

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                                                                       EXHIBIT E

some or all of the terms of this Agreement. Seller confirms that it does not currently own, and will not acquire during the term of the restriction in paragraph (d) above, more than 50% but less than 100% of the equity that derives more than 15% of its revenues from activities prohibited by paragraph (d).

     (f)  Documents. If a conflict exists between this Agreement and its
          ---------
attachments, the order of precedence will be:

     1.   This Agreement
     2.   Attachments D and E (Pricing Schedules)
     3.   Attachment A (Purchase Specification(s))
     4.   Attachment B (Purchased Material Quality Requirements 100.003 (MFG)
     5.   Attachment F (Buyer's Standard Conditions of Purchase)
     6.   Attachment C (Payment Schedule)
     7.   Attachment G (Definitions)
     8.   Attachment H (EMC Product Certification Requirements)
     9.   Attachment I (Non-Warranty Service Support Pricing)

     (g)  Changes. The parties may modify this Agreement as it applies to a
          -------
specific purchase order release as long as the modification is in writing and signed by both parties.

2.  TERM

     (a)  Initial Term. Unless earlier terminated as provided herein, the term
          ------------
of this Agreement is from __________, 1996 through June 30, 2001. Buyer will issue purchase order releases in accordance with Section 5 no later than June 30, 2001 and request delivery no later than December 31, 2001.

     (b)  Extensions. Buyer may extend the term of this Agreement for an
          ----------
additional two year period ending on June 30, 2003 except as otherwise specifically provided below. Buyer must notify Seller in writing of its intention to extend the term by March 31, 2001.

3. QUANTITIES AND COMMITMENTS

     (a)  Forecast. Buyer will provide Seller from time to time, but in any
          --------
event at least once a calendar quarter, a forecast of its requirements of Products and Exclusive Parts, which forecast will be non-binding and create no obligation for Buyer or Seller.

                                                                       EXHIBIT E

     (b)  Marketing Commitment. As long as Seller fulfills in all material
          --------------------
respects its obligations under this Agreement and subject to the exceptions in paragraph (d) below. Buyer will make the Products available for sale through its sales representatives in the United States and in such other countries where Buyer has qualified personnel to sell, install and service the Products. More specifically, subject to the foregoing, Buyer will (i) assign catalog numbers to the Products, (ii) list them in its price book, (iii) distribute to customers sales brochures which describe the features and functions of the Products, (iv) dedicate at least five full-time equivalent employees (three of which shall be dedicated full-time to the sale of PET Products) and one full-time product manager to selling Products or related support functions (considering, for purposes of determining the number of full-time equivalents, only those employees who devote at least 50% of their time, on average, to such activities which employees shall be considered only to the extent of the percentage of their time which they so devote). (v) promote the Products at trade shows where PET products are customarily displayed, (vi) issue quotations to sell the Products on Buyer's standard conditions of quotation, (vii) offer standard financing and lease arrangements to assist customers to procure the Products and
(viii) include Products in educational programming offered by Buyer where appropriate, such as Buyer's "Training in Partnership" (TIP TV) continuing education program; provided that Buyer may vary any of the foregoing if, after consultation with Seller, Buyer reasonably determines that market conditions require or permit different marketing or sales efforts without materially reducing sales below the level of sales which could be achieved if Buyer continued to comply with the foregoing. Except as stated in this paragraph, Buyer has no other obligation to promote the Products. Buyer in its sole discretion may elect to undertake additional efforts. Buyer in its sole discretion may reject any order received from a customer for any reason, including price, terms, credit-worthiness, manner of sale or other reasons; provided that Buyer shall provide Seller with written notice that Buyer has received and rejected such order.

     (c)  Purchase Commitment. Buyer's purchase commitment to Seller consists
          -------------------
only of purchase order releases issued under Section 5.

     (d)  Marketing Exceptions. Notwithstanding other provisions of this
          --------------------
Agreement, Buyer shall not be obliged to devote any efforts to marketing or selling a Product made by Seller, if Buyer is not then obliged to procure such Product exclusively from Seller by reason of Section 1(c)(i) or (ii), or if sale of the Product would violate any applicable law or regulation, would pose a danger to any person, would infringe the intellectual property rights of any person or would be manifestly unreasonably for any reason of similar significance.

                                                                       EXHIBIT E

4.   PRICING; LICENSE

          (a)  Fixed Prices and Terms. The prices and payment terms specified on
               ----------------------
Attachment D for Products and Attachment E for spare parts and service tools are firm for items ordered through purchase order releases issued by Buyer no later than December 31, 1997 which request delivery no later than June 30, 1998 and, at Buyer's request, include bar code labeling and packing in accordance with Buyer's Directives 46-268564P1 and 46-315789P1. Thereafter, prices will be negotiated in accordance with the following principles:

               (i) Negotiated prices will be reasonably based on actual labor and material cost increases/decreases incurred by Seller which affect the Products. Seller will provide Buyer written documentation of these changes.

               (ii) Negotiated prices will take into account real and anticipated improvements in productivity and efficiency.

          (b)  Ad Hoc Prices and Terms. Buyer may from time to time request that
               -----------------------
Seller agree to sell, in connection with a specified transaction or series of transactions, Products or other Items at prices or on terms that differ from those referred to in paragraph (a) above. Seller has no obligation to agree to such terms, but if it does agree, it may not thereafter withdraw or modify such agreement.

          (c)  Price Reductions. Seller will offer Products and Exclusive Parts
               ----------------
to Buyer at prices and upon terms no less attractive than those offered by Seller to any other purchasers (whether customers or distributors) for substantially similar products and parts, except for unusual transactions involving, in Seller's judgment, special terms or circumstances, including but not limited to transactions which provide Seller an economic benefit derived other than through the payment of the sales price of the Product or Exclusive Part to Seller. If Seller offers Products or Exclusive Parts to any purchaser at prices or upon terms that are more attractive than those offered to Buyer, unless the exception set forth in the first sentence of this Section 4(c) applies, Seller shall immediately notify Buyer of such prices and terms in writing, and the prices and terms set pursuant to paragraph 4(a) above shall be modified accordingly.

          (d)  Cost Reductions. Buyer and Seller plan a continuing effort to
               ---------------
achieve reductions in Product cost by utilizing cost-effective design, lower cost components that use new technology, productivity improvements, and automation of the main manufacturing process. To assist each other in this effort, Seller expects to provide

                                                                       EXHIBIT E

Buyer with cost data required to determine the feasibility and potential savings from alternative actions, and Buyer will provide Seller with its expertise and assistance in selecting and procuring raw materials and components for Products. The goal of the cost reduction program is to reduce Product prices by at least 10% annually for the term of the Agreement. This paragraph creates no binding obligations, however.

     (e)  License. Seller hereby irrevocably grants a paid-up worldwide license
          -------
for Buyer and its agents and contractors to use in the operation, maintenance and repair of the Products and Exclusive Parts and in the manufacture, use and sale of other related parts, any existing or future patents, know-how or other technology under which Seller may grant such a license for such purpose. Upon delivery of any Product and receipt by Seller of the purchase price then due, Seller hereby irrevocably grants to Buyer and its customers a paid-up worldwide license to use in the operation, maintenance and repair of such Product any software or similar technology which is normally furnished by Seller to a customer at the time a Product is delivered; it understood that this sentence creates no obligation with respect to any software upgrades or other licenses that are normally granted by Seller in a separate transaction after delivery of a Product or Exclusive Part for additional consideration.

     (f)  License Outside of PET Products. Seller irrevocably grants a paid-up
          -------------------------------
worldwide license for Buyer and its agents and contractors to use any patents, know-how or other technology transferred by Buyer to Seller pursuant to the Acquisition Agreement dated July 15, 1996 (the "Acquisition Agreement") between them, in fields other than PET Products.

5. PURCHASE ORDER RELEASES

     (a)  Contents. Purchase order releases for Products, Exclusive Parts, spare
          --------
parts and service tools may consist of hard copies of Attachment F, electronic messages as set forth in Section 20 or other written communications from Buyer which state specific delivery requirements. The releases will be processed as follows:

               (i) Buyer and its affiliated entities will issue individual purchase order releases which reference the number of this Agreement and state delivery dates and quantities to be released for delivery within the lead times specified in Attachments D and E. Regardless of form, every purchase order release will be deemed to include Buyer's Standard Conditions of Purchase located on Attachment F.

               (ii) The shipping documents prepared by Seller will reference the

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                                                                       EXHIBIT E

applicable purchase order release number. The return goods (RG) number will also be referenced on parts returned for repair or exchange.

               (iii) As Buyer's business requirements are further defined, it may change the quantities and delivery dates on individual purchase order releases without penalty as long as Buyer notifies Seller of the changes in accordance with the lead times specified on Attachments D and E.

     (b)  Initial Orders. Buyer hereby releases to Seller, and Seller hereby
          --------------
accepts, the purchase order attached hereto as Exhibit ___.

6. DOCUMENTATION

     (a)  Customer Copies. Seller will deliver with each unit of Product sold
          ---------------
hereunder a manual containing all applicable drawings, schematics, software license(s) and documentation, spare parts list, theory of operation, service troubleshooting diagnostics, and instructions necessary for the installation, operation, maintenance and repair of the Product in a format similar to what Buyer provided to Seller for such Product or its predecessor upon execution of this Agreement, or at Seller's option, in another format acceptable to Buyer.

     (b)  Buyer's Copy. Seller will provide Buyer at no additional charge a
          ------------
complete set of reproducible master copies of the documentation described in paragraph (a) above, which Buyer may reproduce without charge. If a change in the Product requires a change in the documentation, Seller will promptly notify Buyer of the change and provide a revised reproducible master copy without charge.

     (c)  Installed Base Documentation and Manual Updates. Seller agrees to
          -----------------------------------------------
deliver all Field Modification Instructions, ("FMIs") Release Notes, and updates to the Operator's Manual and/or Service and Maintenance Manual including all software and hardware release and/or modification documentation to the installed base without charge.

7. TRAINING

     On request of Buyer, Seller will provide personnel and equipment to adequately train Buyer's personnel at Seller's facility with respect to the installation, operation, maintenance and repair of the Product. Any such training will be scheduled at regular intervals or with reasonable notice. The training will

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                                                                       EXHIBIT E

be at no cost to Buyer except that Buyer will be responsible for travel and living expenses incurred by its personnel.

     If Seller provides training at Buyer's facility, Buyer will pay the reasonable travel and living costs incurred by Seller's personnel to conduct the training as long as Buyer has received and approved a cost estimate in advance.

8. TRANSPORTATION

     Seller will make shipments using a carrier approved by Buyer. Additional terms relating to transportation, insurance, risk of loss and title are contained in Attachment F.

9. INVOICES/PAYMENT

     (a)  Contents: Seller's invoices will contain at least the purchase order
          --------
release number, item number on the release, invoice quantity, unit of measure, unit price and total invoice amount.

     (b)  Payment. If an invoice is consistent with this Agreement, including
          -------
the payment terms referred to in Section 4, Buyer will settle the invoice in timely fashion after receiving both the proof of shipment and the invoice. However, if the schedule for payments by Buyer to Seller corresponds to the schedule for payments to Buyer from its customer, and such customer delays its payment, then Buyer may similarly delay its payment to Seller, provided that Buyer may not delay any payment under this sentence by more than 5 days unless the customer's delay is attributable to dissatisfaction with Products or Items for which Seller may be responsible. Payments to Seller shall be in U.S. dollars unless Seller otherwise agrees.

10. WARRANTY/REPAIR

     (a)  Terms. Seller warrants that the Products provided in accordance with
          -----
the terms and conditions of this Agreement shall conform in all material respects to the specifications set forth on Attachment A, and shall be free from defects in material and workmanship for a period of twelve (12) months from the date of Buyer's customer's acceptance (either expressly or through the customer's use of the Product) of title to the Product.

     (b)  Service. Seller agrees that Product warranty includes service support
          -------
as

                                                                       EXHIBIT E

defined in Attachment G.

     (c)  Returns. Buyer may return in-warranty defective Products with advance
          -------
notice to Seller. Advance notification shall also be required prior to return of spare parts, service tools, and optional features.

     (d)  Freight/Risk of Loss. The transportation charges incurred in
          --------------------
connection with the return of a defective in-warranty item to Seller's facility or authorized service center pursuant to paragraph (b) above shall be paid by Seller. Risk of loss passes to Seller when the item is delivered to the carrier.

     (e)  Repair. Unless Buyer elects to return a warranty item for credit only,
          ------
Seller will test and repair or replace any returned in-warranty defective item within 30 calender days after receiving it or such other time agreed on by Buyer and Seller. Items under warranty will be repaired at no cost to Buyer, and items out-of-warranty will be repaired or replaced at the prices listed in Attachment F.

     (f)  Credit. Seller will promptly refund or credit Buyer for any payment
          ------
Buyer made for an item which becomes defective during the warranty period and is not repaired or replaced under warranty. Buyer may elect to take such credit on any open invoices of Seller.

     (g)  Product Locator System. For Product tracking purposes. Seller agrees
          ----------------------
to be in compliance with Buyer's Product Locator System Supplier Requirements.

11. REPLACEMENT PARTS/TOOLS

     (a)  Field Replaceable Units, ("FRUs"). All FRUs (spare parts), including
          ---------------------------------
special tools for analyzing, performing preventive maintenance, and repairing the system, shall be defined by Seller and Buyer by analyzing whether it is more profitable to repair or replace in the field or return to Seller for repair or replacement. Special tools are tools other than Fluke 87 multimeter, Tektronix 2232 oscilloscope and FACOM 2039 toolcase.

     (b)  FRU Policy. Seller's FRU policy shall be in compliance with Direction
          ----------
46-017383 (FRU System Functional Requirements).

     (c)  Duration. Seller, or Seller's designee, will maintain the capability
          --------
of repairing and selling spare parts, service tools and instruments necessary to effectively

                                                                       EXHIBIT E

service all Product(s) furnished hereunder for at least ten (10) years from the date of the last shipment of product(s) to Buyer.

     (d)  Testing. Seller will test all spare parts using the same test
          -------
plan/procedure as Seller uses for the spare parts it sells to its own customers or a mutually acceptable alternative test plan/procedure.

     (e)  Replacement Pool Cost/Size. The replacement pool carried by Seller
          --------------------------
shall be at Seller's expense. The size of the pool shall be mutually determined by Buyer's Engineering/Service Engineering department and Seller. The size will be dependent on the turn-around time, installed base projections, and repair source locations.

     (f)  Buyer Stock Orders. For Buyer stock orders, delivery lead time of
          ------------------
Seller's replacement parts shall be 30 days.

     (g)  Priority 1's. Seller agrees to be able to provide delivery of any
          ------------
spare part or service tool indicated as priority 1 on Attachment E to any location in the United States within 24 hours of notification of an inoperable Product (priority 1) in the field.

     (h)  Spare Parts List. Seller shall provide in Attachment E, the list of
          ----------------
all spare parts and special tools of Product(s) including for each part the following information:

     .  Reference number
     .  Description
     .  List Price
     .  Price to Buyer
     .  If repairable (repair price if out of warranty)
     .  MTBF (mean time between failure)
     .  Initial stock quantity

     (i)  International Spare Part Depots. Seller agrees that Buyer may, on a
          -------------------------------
one-time basis per location, purchase a complete set of spare parts stock, as listed in Attachment E, for its two (2) international spare parts depots at a discount of thirty-five percent (35%) of the list price.

     (j)  Planned Maintenance Parts List. The list of spare parts and special
          ------------------------------
tools dedicated to Planned Maintenance shall appear on a separate list in Attachment E and shall comply with paragraph (k).

                                                                       EXHIBIT E

     (k)  Transportation. All spare parts and service tools listed in Attachment
          --------------
E will be shipped using Buyer's approved carriers with transportation charges collect, except that Seller will prepay and bill Buyer for UPS delivery. Seller agrees to list authorized prepaid transportation charges as a separate line item on the invoice.

12. REPAIRS/GENERAL

     (a)  Repair Method. Seller agrees to provide repaired spare parts which
          -------------
meet the original specifications listed on Attachment ___. Any spare part that the customer will view shall be repaired to like-new condition.

     (b)  Test/Repair Method. The method for testing and repairing shall be
          ------------------
provided by the Seller for review by the Buyer. Changes or additions shall be made after mutual agreement by both Buyer and Seller.

     (c)  Seller's Packaging. Seller agrees that the shipping container on
          ------------------
repairable parts shall be sturdy enough to withstand several cross-shipments (i.e., the destination of the refurbished part will be designed and communicated to Seller by Buyer's personnel. The defective part will be returned in the same package).

               (i) Electro Static Discharge (ESD) packaging protection will be provided for all static sensitive devices, assemblies and subassemblies ordered as spare parts by Buyer.

               (ii) All devices, assemblies and subassemblies provided or purchased by Buyer will be adequate/packaged to prevent damage during shipment.

     (d)  Repair History. Before Seller begins repairs, Seller shall consult the
          --------------
repair history for installation date and warranty coverage information. This is to help highlight any repeat failures and identify repair billing.

13. QUALITY/SAFETY

     (a)  Reporting. Seller will furnish to Buyer any reports of quality and
          ---------
safety issues related to Seller's Product(s). A report stating the Seller's course of action should be returned within one (1) week of notification. It is expected that the Seller will keep Buyer's Product(s) Manager involved throughout the resolution process.

     (b)  Installed Base Upgrades. The cost, including materials and
          -----------------------
documentation,

                                                                       EXHIBIT E

to upgrade a Product due to a quality or safety problem shall be provided by Buyer at no charge to Seller if such Product was shipped on or prior to the date of this Agreement and by Seller at no charge to Buyer if shipped thereafter.

     (c)  Purchased Material Quality Requirements. Seller acknowledges that
          ---------------------------------------
compliance with Attachment B, Purchase Material Quality Requirements (PMQR), procedure 100.003MFG, is a requirement of this Agreement. Said PMQR serves to ensure that acceptable quality processes are documented and enforced as part of Seller's standard operating procedure in the absence of Seller's formal certification to EN46001 standards. Seller agrees that Buyer formally audit Seller's facility for compliance to PMQR 100.003MFG until Seller has been formally registered and certified as compliant with EN46001 standards.

     (d)  Service Product Quality.
          -----------------------

               (i) The quality goal for all Products at the time of installation at a customer location is zero Dead On Arrival parts ("DOA"). This number is calculated monthly by Buyer for each Product as the number of Code 20 parts minus the number of No Defect Found ("NDF") parts. A Code 20 part is one that fails within 7 calendar days after installation at a customer location. An NDF part is a Code 20 part whose defect is attributable to a cause for which the Seller is not responsible or whose defect the Seller is unable to duplicate. Seller will report all repairs (whether NDF or not) to Buyer in a manner satisfactory to Buyer's needs.

               (ii) If the number of DOAs exceeds zero for a single Product type, Seller will at Buyer's request submit a corrective action plan which at a minimum contains analysis to the first root cause(s) and specific actions taken or planned to correct the problem.

     (e)  Delivery.
          --------

               (i) The delivery goal for all Products is 100% on-time and complete delivery. This rate will be calculated periodically by Buyer as the number of deliveries during a rolling 3 month period which arrive at their destination point within 7 calendar days prior to the schedule delivery date divided by the total number of deliveries during the same period.

               (ii) If on-time delivery falls below 98% and the trend is negative, Buyer and Seller will hold discussions to develop a corrective action plan.

                                                                       EXHIBIT E

     (f)  Field Modification Instruction ("FMI") Process. Seller agrees that
          ----------------------------------------------
compliance with Buyer's FMI process is a requirement of this Agreement. Seller will make every reasonable effort to comply with Buyer's FMI process. Seller agrees to develop and submit to Buyer for Buyer's approval its FMI process compliance implementation plan no later than six (6) months after the date hereof.

     (g)  Effect. Nothing in this Section will prevent Buyer from exercising any
          ------
other rights that may be available under this Agreement or applicable law.

14. NON-WARRANTY SERVICE SUPPORT

     (a)  Coordination. All Product service support shall be coordinated through
          ------------
Buyer for all of Buyer's customers. At the request of Buyer, Seller shall provide service support to non-warranty Products pursuant to the terms of this Section.

     (b)  Pricing. Prices for various non-warranty service options are shown in
          -------
Attachment I.

     (c)  Purchaser's Service Agreements. Seller shall perform, in the capacity
          ------------------------------
of a subcontractor of Purchaser, all services to be provided by Purchaser to its customers pursuant to the terms of the service contracts set forth on Attachment J hereto, at a cost to Purchaser to be determined by mutual agreement between Seller and Purchaser, which cost shall in no event exceed the amount to be received by Purchaser from its customers pursuant to the terms of the relevant service contract in consideration for such services. Furthermore, Seller shall also perform such services in the future at the Purchaser's request, pursuant to service contracts that may be entered into by Purchaser in the future, on commercially reasonable terms and conditions to be negotiated by the Seller and the Purchaser.

15. REGULATORY COMPLIANCE

     (a)  General. Seller will comply with all applicable laws and regulations
          -------
in furnishing Products or other items listed in a Purchase Order. These laws may include U.S. medical device laws, labor laws, employment opportunity laws, environmental laws and product safety laws, as well as applicable laws of any other country to which Buyer has informed Seller the Products may be delivered. See the "Governmental Compliance" section of the Standard Conditions of Purchase in Attachment F.

     (b)  Product Certification. Seller will maintain at its expense U.L., IEC,
          ---------------------
CSA

                                                                       EXHIBIT E

and MHW or equivalent listings acceptable to Buyer for all Products. Seller will also ensure that its Products comply with applicable electro-magnetic product standards from time to time in effect: current standards are listed in Attachment H.

     (c)  Product Certification Schedule. Seller and Buyer agree that in the
          ------------------------------
event that a regulatory certification is required, the Seller and the Buyer shall work together to agree upon a reasonable schedule for the receipt thereof, which Seller will then be required to meet.

     (d)  Certification Notification. Seller will provide Buyer with the
          --------------------------
certifying agencies' formal notifications of certification of Buyer's Product.

     (e)  Supplier Certification. Seller will notify Buyer in writing if Seller
          ----------------------
is qualified as a small business, small disadvantaged business or women-owned small business as defined in 48 CFR 52.219-8 and 52.219-13.

     (f)  Small Business Plan. If Seller qualifies as a small business, small
          -------------------
disadvantaged business or women-owned small business as defined in 48 CFR 52.219-8 and 52.219-13. Buyer's purchases under this Agreement exceed $500,000 in any 12 month period, Seller will adopt and implement a small business and small disadvantaged business subcontracting plan which complies with 48 CFR 52.219-9.

     (g)  Buyer Assistance. If requested by Seller, Buyer will share with Seller
          ----------------
its experience and insights with regard to obtaining regulatory certifications. Buyer is not obliged to incur any out-of-pocket expense in connection with any such assistance, and will have no liability in connection therewith, and no such assistance will derogate from Seller's obligations hereunder.

16. INSTALLATION OF PRODUCT

     (a)  Installation. Buyer will install, calibrate, and perform customer
          ------------
performance testing of Products. An installation is considered complete when Buyer receives the customer's written acceptance of performance results.

     (b)  Installation Equipment. Seller agrees to provide all necessary tools
          ----------------------
and equipment for Buyer to completely install Products at no additional charge to Buyer.

                                                                       EXHIBIT E

17. NEW PRODUCTS

     (a)  First Right of Review. Seller agrees that during the term of this
          ---------------------
Agreement. Seller will offer to Buyer, in writing, the right to market and sell any new PET Product, which is developed during the term of this Agreement, no later than Seller offers such PET Product to a third party or Seller begins marketing and selling such PET Product itself. The right granted to Buyer pursuant to the preceding sentence shall not otherwise limit the right of Seller to market and sell any new PET Product developed by Seller during the term of this Agreement. In addition, during the term of this Agreement, upon request by Buyer, Seller shall inform Buyer of the development of any new PET Products, provided, however, that Seller may require Buyer to maintain the confidentiality of information regarding such new PET Products.

     (b)  Response Time. Buyer will have three (3) months from the date of
          -------------
receipt of Seller's written offer to respond in writing to Seller's offer, and six (6) months to develop a sourcing agreement.

18. INDEMNITY

     Seller shall handle all claims and defend any suit or proceeding brought against Buyer or its customers so far as based on any claim that the manufacture or furnishing of the Product under this Agreement, or the use or sale of the Product constitutes infringement of any U.S. patent or copyright or foreign counterparts of U.S. patents or copyrights; if notified promptly in writing and given information, assistance and exclusive control of defense of such claim, suit or proceeding (all at Seller's expense), and Seller shall indemnify and save Buyer and its customers harmless from and against any actual expense or liability arising out of such claim, suit or proceeding; provided, that, the foregoing shall not apply to the extent that Buyer may be obligated to indemnify Seller with respect to such infringement pursuant to the Acquisition Agreement. Seller shall indemnify and hold harmless Buyer from and against any actual expense or liability arising out of a claim, suit or proceeding against Buyer for product liability associated with Products purchased by Buyer pursuant hereto.

19. CHANGES IN PURCHASE SPECIFICATIONS

     (a)  Process. Buyer or Seller may propose reasonable changes in Attachment
          -------
A by submitting proposed changes to the other party's contract manager on the PVR or SCN form appended to Attachment A. If Buyer is proposing the changes, it will

                                                                       EXHIBIT E

indentify those changes which it deems mandatory to make the Product(s) suitable for its use and Seller will respond in writing to Buyer's contract manager within 30 calendar days with the following information:

          (i)    Lead time required to implement changes.

          (ii) Impact of proposed changes on pricing of Products. Exclusive Parts, parts and tools.

          (iii) Impact of proposed changes on raw material, work in process and finished goods.

Within no more than 10 calendar days after Buyer receives Seller's response to Buyer's proposed changes or receives the changes proposed by Seller, the parties will begin negotiations to agree on the changes to Attachment A and any related changes to price and delivery schedules.

     (b)  Buyer Approval.  Seller may not make any engineering change to a
          --------------
Product sold to Buyer affecting form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability without obtaining Buyer's written approval at least 120 (or 30 with respect to changes required for safety or regulatory reasons) calendar days before the change is implemented, which approval shall not be unreasonably withheld or delayed.

     (c) Cost Reduction.  If Buyer or Seller proposes a change which reduces
         --------------
Seller's costs of providing an item to Buyer. Seller will pass on the cost reduction to Buyer for all items shipped to Buyer after the change is implemented.

20.  ELECTRONIC DATA INTERCHANGE

     (a)  Access.  Buyer may in its sole discretion permit, but may not require,
          ------
Seller to have on-line access to designated computer systems of Buyer in order to facilitate Seller's ability to perform its obligations under this Agreement. If such access is granted, Seller will give Buyer the name of Seller's employees who will have access to Buyer's computer systems, and Buyer will provide a separate user indentification code for each person. If such access is desired by Seller and granted by Buyer, Seller will at its own expense provide and maintain any hardware, telecommunications services and software not furnished by Buyer which are needed to communicate reliably with Buyer's computer systems. Buyer may terminate Seller's

                                                                       EXHIBIT E

access to Buyer's computer network at any time.

     (b)  Use Restrictions.  Seller will ensure that (i) computer access is
          ----------------
limited to its employees with a legitimate business need, and (ii) its employees with access agree to keep any information so obtained strictly confidential, to use such information only to perform Seller's contract obligations to Buyer, and to cease accessing Buyer's computer systems when no longer required to perform work under this Agreement. Seller will promptly notify Buyer if it becomes aware of any unauthorized access to Buyer's computer systems or unauthorized use of the information on the systems.

     (c)  Legal Effect.  Any document properly transmitted by computer access
          ------------
will be considered a writing in connection with this Agreement. Electronic documents will be considered signed by a party if they contain an agreed upon electronic indentification symbol or code. Electronic documents will be deemed received by a party when accessible by the recipient on the computer system.

21.  MANUFACTURING ASSISTANCE

     Should Seller notify Buyer that Seller is unable to supply Buyer with Products or Exclusive Parts pursuant to this Agreement, Buyer agrees to inform Seller of the purchase orders that exist as of the date of notification. Seller agrees to use its commercially reasonable efforts to assist Buyer in the fulfillment of its obligations under such purchase orders, until such time as Buyer is able to procure an acceptable alternative source for such Products or Exclusive Parts. Buyer agrees to use its commercially reasonable efforts to procure an acceptable alternative source as soon as possible after Buyer's receipt of notice of such inability to perform.

22.  TERMINATION

     (a) Market Conditions. Buyer may cancel any open purchase order release in
         -----------------
whole or in part upon 60 calendar days written notice to Seller, if Buyer determines that its market for Products does not support the quantities it has ordered from Seller. If such cancellation occurs, the parties will negotiate a settlement of any costs relating to work in process, inventory or other commitments which Seller made to fill the canceled order. Buyer's maximum liability in any event will not exceed its material commitments stated in Attachment C for the cancelled items. Furthermore, Buyer may terminate this Agreement without liability (i) if Seller becomes insolvent or makes any assignment for the benefit of creditors or becomes subject to any federal or state receivership, reorganization, liquidation or bankruptcy case or proceeding (voluntary or

                                                                       EXHIBIT E

involuntary), but if involuntary, only if such case or proceeding is not dismissed within ninety (90) days after the date instituted, or (ii) if there is a change of control of Seller by merger or other operation of law or otherwise.

     (b)  Seller's Breach. If Seller materially breaches this Agreement, Buyer
          ---------------
may cancel any open purchase order release in whole or in part upon written notice to Seller. If Seller fails to correct the breach within 30 calendar days after receiving notice, Buyer may then terminate this Agreement without liability except for the price of any items previously delivered and accepted by Buyer. A material breach includes without limitation failure to comply with Attachments A and B or delivery schedules.

     (c)  Buyer's Breach. If Buyer materially breaches this Agreement, Seller
          --------------
may cancel any open purchase order release in whole or in part upon written notice to Buyer. If Buyer fails to correct the breach within 30 calendar days after receiving notice, Seller may then terminate this Agreement (other than Section 1(d), which shall survive for the period stated therein) without liability except for the price of any items previously delivered and accepted by Seller. A material breach includes, without limitation, failure to comply with Attachments D and E, including payment terms.

     (d)  Survival of Termination. Seller's obligations set forth in Section
          -----------------------
[1)(a)] shall survive termination of this Agreement; provided, however, that such obligations shall not survive if this Agreement is terminated pursuant to
Section 22(c).

23.  CONTRACT MANAGER/NOTICES

     (a)  Managers. Each party will appoint a contract manager as the point of
          --------
contact for all matters relating to performance of this Agreement.

     (b)  Addresses. Any notice required under this Agreement will be sent by
          ---------
fax or first-class mail to:

     Buyer     GE Medical Systems
               P.O. Box 414
               Milwaukee, WI 53201
               Attention:____________ .W-______
               Fax 414-548-2041

                                                                       EXHIBIT E

     Seller    ______________________
               ______________________
               ______________________
               Attention: ___________
               Fax:__________________


24.  DISPUTE RESOLUTION

     (a)  Mediation. If a dispute arises between the parties which cannot be
          ---------
resolved by negotiation, Buyer and Seller agree to participate in at least four hours of mediation before pursuing any other legal remedies such as commencing litigation. The mediation shall be conducted by the New York office of United States Arbitration & Mediation. Inc. or another mutually acceptable service with the costs of the mediator equally split by the parties. Mediation involves each side of a dispute sitting down with an impartial person to attempt to reach a voluntary settlement, with no formal court procedures or rules of evidence and with the mediator having no power to render a binding decision or force an agreement on the parties.

     (b)  Arbitration Proceedings. If the matter has not been resolved pursuant
          -----------------------
to the foregoing procedures, the matter shall be referred to arbitration conducted in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. (S)(S) 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules of Arbitration") for Non-Administered Arbitration of Business Disputes, by a single arbitrator selected in accordance with such Rules of Arbitration. The arbitrators to be selected under this paragraph shall, unless the parties mutually agree otherwise, be a person: (i) who meet the qualification set forth in Rule 7 of the Rules of Arbitration: and (ii) who has past experience in settling complex litigation involving claims relating to matters similar to those set forth in this Agreement. Any discovery that may be permitted will be limited to (i) 60 days, (ii) single depositions of no more than three individuals per side who are directly involved and (iii) a single, reasonable request for directly relevant documents.

     (c)  Rejection: Court Proceedings. At any time within 30 days after a final
          ----------------------------
resolution of a dispute through arbitration as provided above, either party (the "Rejecting Party") may, by notice to the other, reject the decision of the arbitrator. If neither party rejects the arbitral decision within such 30 day period, it shall become valid, binding, enforceable and irrevocable, except as provided by law. If the arbitral decision is rejected, it shall have no force or effect, except as provided below, and either party may commence an action to resolve such dispute in the Commercial

                                                                       EXHIBIT E


Division (or, if recourse to such division is not available for any reason, in the appropriate division) of the New York State court in New York County (the "Court"). The parties submit to the exclusive jurisdiction of the Court for this purpose, agree not to pursue trial of a dispute in any other court, waive any right to trial by jury, and stipulate that discovery shall be limited, to the extent permitted by the Court, to an additional round of discovery as described above in paragraph (b). Evidence obtained in the arbitration proceeding, including the transcript thereof, will be admissible as evidence in the Court, but no evidence that indicates the result of the arbitration shall be admissible in the Court, and no delay occasioned by the arbitration proceedings will be used to the prejudice of any in Court proceedings. If the ultimate resolution of the dispute in the Court and any appeal therefrom (an "Ultimate Resolution") is not materially more favorable, taken as a whole, to the Rejecting Party than the arbitral decision, then the Rejecting Party shall, within 3 days from the date of such Ultimate Resolution, reimburse the other party for all of its out-of-pocket costs and attorneys fees for the arbitration, the Court proceeding and any appeal therefrom. If the Ultimate Resolution is materially more favorable to the Rejecting Party, then each party will bear its own costs and attorney's fees, subject to any allocation by the Court or appellate court, and any allocation of costs (but not the decision on the merits) in the arbitral decision will be given effect. For purposes of this paragraph (c), an Ultimate Resolution which involves solely the grant of damages, costs and/or attorney's fees shall not be deemed materially more favorable to the Rejecting Party unless, as applicable (i) the net aggregate amount of such damages, costs and/or attorney's fees awarded to the Rejecting Party in the Ultimate Resolution exceeds 110% of the net aggregate amount of damages, costs and/or attorney's fees awarded to the Rejecting Party in the arbitral decision, or (ii) the net aggregate amount of such damages, costs and/or attorneys' fees assessed against the Rejecting Party in the Ultimate Resolution is less than 85% of the net aggregate amount damages, costs and/or attorney's fees assessed against the Rejecting Party in the arbitral proceeding.

     (d)  Place of Arbitration. Any arbitration proceedings hereunder shall be
          --------------------
conducted in New York City or at such other location as the parties may agree.

     (e)  Judgments. Any arbitration award hereunder shall be final and binding
          ----------
upon the parties, and judgement may be entered thereon, upon the application of either party, by any court having jurisdiction.

     (f)  Expenses. Each party shall be entitled to be reimbursed by the other
          --------
party for costs and expenses incurred in connection with commencing any action under this Section, including reasonable attorneys' fees and arbitrators' fees, if and to the extent

                                                                       EXHIBIT E


determined by the arbitrator or arbitrators arbitrating any such action.

     (g)  Equitable Remedies. Notwithstanding anything else in this Section to
          ------------------
the contrary, Buyer and Seller shall be entitled to seek any equitable remedies available under applicable law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section.

     (h)  Damages. No party shall seek, and no arbitrator or Court shall
          -------
be authorized to award, any punitive, exemplary, statutorily-enhanced or other similar damages in excess of compensatory damages relating to any matter under, arising out of, in connection with or relating to this Agreement in the arbitration or Court proceedings set forth herein or in any other forum. The parties intend that this agreement with regard to dispute resolution be valid, binding, enforceable and irrevocable.

25. GENERAL MATTERS

     (a) The relationship between Buyer and Seller is that of independent contractors. Neither party will do anything which has the effect of creating an obligation by the other party to a third party. If one party breaches this commitment, it indemnifies the other party for all damages and costs the injured party incurs which arise from the breach.

     (b) Seller and Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and will not issue any such press release or make any such public statement before such consultation, except as may be required by law or any listing with a national securities exchange.

     (c) This Agreement becomes effective when it is signed by an authorized representative of each party and will be governed by New York law. It may later be modified only by a writing signed by the contract managers for both parties.


POSITRON CORPORATION                            GENERAL ELECTRIC COMPANY


By ___________________________                  By ____________________
Title ________________________                  Title _________________
Date _________________________                  Date __________________